EX.99.e.iv

THIRD AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS THIRD AMENDMENT dated as of the 1st day of December, 2012, to the Distribution Agreement dated as of April 1, 2006, as amended December 1, 2008 and March 14, 2012 (the “Agreement”), is entered into by and among RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS, a Delaware statutory trust (the “Trust”), QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”) and RAINIER INVESTMENT MANAGEMENT, INC. (the “Advisor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to (i) add Class A Shares for the Rainier International Discovery Fund and incorporate certain appropriate related terms and (ii) amend the fees; and

WHEREAS, Section 11 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	Section 2 is hereby amended to add a new Sub-section L stating:

L.	For sales of Class A shares, the Distributor shall retain (1) the underwriter concession and (2) sales charges, as described in the Prospectus, not otherwise assigned and received by a selling broker-dealer in accordance with an executed dealer agreement.

2.	Section 5 is restated to state:

A.	As full compensation for the services performed and the expenses assumed by the Distributor under this Agreement including, but not limited to, any commissions paid for the sale of Shares, the Distributor shall be entitled to (1) all underwriter concessions; (2) sales charges not otherwise assigned and received by a selling broker-dealer in accordance with an executed dealer agreement; and (3) the fees and expenses set forth in Exhibit B hereto (as amended from time to time by mutual consent of the parties). At the discretion of the Distributor, a portion of such sales charges and the underwriter concessions received by the Distributor, as described in Exhibit B, may be used to offset the compensation owed to the Distributor for its services as described in Schedule B of this Agreement.

B.	The Trust shall pay such fees and reimbursable expenses set forth in Schedule B within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall notify the Distributor in writing within 30 calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices for the fees and expenses set forth in Schedule B shall accrue a finance charge of 1.5% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to the Distributor shall only be paid out of the assets and property of the particular Fund involved. Such fees and expenses shall be paid to the Distributor by the Trust out of sales charges imposed upon purchases of Fund Shares by shareholders and from fees payable by the appropriate Fund pursuant to the Trust’s Distribution Plan under Rule 12b-1 (the “Distribution Plan”), or if the Distribution Plan is discontinued, or if the Advisor otherwise determines that Rule 12b-1 fees shall not, in whole or in part, be used to pay the Distributor, the Advisor shall be responsible for the payment of the amount of such fees and expenses not covered by Rule 12b-1 payments.

3.	Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

4.	Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS		QUASAR DISTRIBUTORS, LLC

By:	/s/ Melodie B. Zakaluk	By:	/s/ James R. Schoenike
Name: Melodie B. Zakaluk		Name: James R. Schoenike
Title: CEO/President		Title: President

RAINIER INVESTMENT MANAGEMENT, INC.

By:	/s/ James M. Ridgeway
Name: James M. Ridgeway
Title: President

Amended Exhibit A

to the

Distribution Agreement

Separate Series of Rainier Investment Management Mutual Funds

Name of Series	Date Added
Rainier Balanced Fund O	05-10-1994
Rainier Balanced Fund I	05-02-2002
Rainier Large Cap Equity Fund O	05-10-1994 (3)
Rainier Large Cap Equity Fund I	05-02-2002 (3)
Rainier Intermediate Fixed Income Fund O	05-02-2002
Rainier Small/Mid Cap Equity Fund O	05-10-1994
Rainier Small/Mid Cap Equity Fund I	05-02-2002
Rainier Mid Cap Equity Fund O	12-07-2005
Rainier Mid Cap Equity Fund I	12-07-2005
Rainier High Yield Fund I	03-31-2009 (1)
Rainier High Yield Fund O	07-31-2012 (1)
Rainier International Discovery Fund I	03-28-2012 (2)
Rainier International Discovery Fund A	11-30-2012 (2)

(1)	The $[ ] minimum fee per Exhibit B has been lowered to $[ ] until 12/31/12.
(2)	No Minimum fee will apply for the first [ ] months following the launch date of the Fund.
(3)	Effective 1/1/2013, a [ ] basis point fee waiver will be in place for both classes of the Large Cap Equity Fund until 7/31/2014.

Updated: as of January 1, 2013

Amended Exhibit B to the Distribution Agreement - Rainier

RAINIER MUTUAL FUNDS

TRANSFER AGENCY, FUND ACCOUNTING, DOMESTIC CUSTODY, AND REGULATORY DISTRIBUTION AND FUND ADMINISTRATION SERVICES - MASTER ANNUAL FEE SCHEDULE AS OF JANUARY, 2013

The following is a combined fee schedule for all services provided by U.S. Bancorp Fund Services, LLC to The Rainier Funds

ANNUAL FEE BASED ON TOTAL ASSETS OF THE FUND COMPLEXT UP TO 7 FUNDS AND 2 CLASSES EACH*

[        ] Basis Points on the first $[        ] billion

[        ] Basis Points on the next $[        ] billion

[        ] Basis Points on the next $[        ] billion

[        ] Basis Points thereafter

Complex Minimum: $[        ] ($[        ] per fund minimum)

*	This fee will be reduced by the distribution fee paid to Quasar as described below. REGULATORY DISTRIBUTION (QUASAR) ALLOCATION TO BE PAID DIRECTLY THROUGH 12B-1 FEES, OUT OF SALES CHARGES OR BY ADVISER

ANNUAL FEE OF $[        ] PER FUND

[        ] SHARES – $[        ] MINIMUM ORIGINAL SHARES – $[        ] MAXIMUM

Out of Pocket Costs Included in Basis Points Service Fee:

•         Shareholder Communication Stationery

•       Statements, confirms, etc.

•       Postage

•         Shareholder Mailing and Inserting

•         Voice Response Services

•       Account inquiry/maintenance/transactions

•         800 Telephone Service Cost

•         Anti-Money Laundering Service

•         Security Pricing

•         Corporate Action Services

•         Manual Security Pricing

•         EDGAR filings, retention of records

•         U.S. Bancorp Employee Board Meeting Travel

•         Ad hoc reports

•         Sales reporting

•         Financial Advisor/Broker Web Access (Vision)

•       Inquiry/transactions activity

•         NSCC – Fund/SERV, Networking Services

•         Advertising Compliance Reviews (allocated to Quasar fees)

Annual Supervision of Licensed Registered Reps up to [        ]

Out of Pocket Costs NOT Included in Basis Points Service Fee (appropriate distribution/marketing items will be allocated to Quasar):

•         Printing of Prospectus, Annual/semi Reports, Advertising and Sales Materials

•         Proxies and Proxies Services

•         Literature Fulfillment Service

•         Engagement of designers, free-lance writers and public relations firms

•         Fair Value Pricing Services

•         Shareholder Web Access (Fan Web)

•       Setup/maintenance/activity

•         Money Center Trading Services

•         Chief Compliance Officer Services

•         Business On-Line Sales Solutions (B.O.S.S.)

•         FINRA Advertising filing fees

•         FINRA out of pocket fees, to include State Registration and filing fees

•         Annual Supervision of Licensed Registered Reps greater than [        ]

Additional Funds: Fee Schedule to be re-negotiated; if number of Funds exceeds seven.

Additional Class Set-up and conversion costs: None

Amended Exhibit B (continued) to the Distribution Agreement -Rainier

QUASAR DISTRIBUTORS, LLC

REGULATORY DISTRIBUTION SERVICES

AMENDED FEE SCHEDULE

Regulatory Distribution Annual Services Per Fund

•	Base annual fee of $[ ] /fund up to [ ] funds•

•	All Default Sales Load and Underwriter Concessions on sales of Fund Shares (Underwriter Concessions) payable to Quasar.

•

Base annual fee to be offset by default sales charges and underwriter concessions. If excess default sales charge and/or underwriter concession funds remain after the offset of Quasar’s distribution fee, Quasar will make the balance available for use by the Fund for ore-approved marketing expenses only at a rate of 80% of the remaining balance. The remaining 20% will be retained by Quasar to offset Quasar expenses.

Standard Advertising Compliance Review

$[        ] per communication piece for the first [        ] pages (minutes if tape or video); $[        ] /page (minute if tape or video) thereafter. [Standard Quasar Review included in base fee.]

$[        ] FINRA filing fee per communication piece for the first [        ] pages (minutes if tape or video); $[        ] /page (minute if tape or video) thereafter. [FINRA filing fee subject to change.]

(FINRA filing fee may not apply to all communication pieces)

Expedited Advertising Compliance Review

•	$[ ] per communication piece for the first [ ] pages (minutes if audio or video); $[ ]/page (minute if audio or video) thereafter, 24 hour initial turnaround.

•	$[ ] FINRA filing fee per communication piece for the first [ ] pages (minutes if audio or video); $[ ] /page (minute if audio or video) thereafter. [FINRA filing fee subject to change.]

([        ] day turnaround IF accepted by FINRA, FINRA filing fee may not apply to all communication pieces)

Licensing of Investment Advisor’s Staff (if desired)

•	$[ ] /year per registered representative over [ ]. [$[ ] /year for the first [ ] registered representatives.]

•	Quasar sponsors the following licenses: Series, 6, 7, 24, 26, 27, 63, 66

•	$[ ] /FINRA designated branch location

•	Plus all associated FINRA and state fees for Registered Representatives, including license and renewal fees

Fund Fact Sheets

•	Design - $[ ] /fact sheet, includes first production

•	Production - $[ ] /fact sheet per production period

•	All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee

•	Web sites, third-party data provider costs, brochures, and other sales support materials - Project priced via Quasar proposal

Out-of-Pocket Expenses

Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, but not limited to:

•	Typesetting, printing and distribution of prospectuses and shareholder reports

•	Production, printing, distribution, and placement of advertising, sales literature, and materials

•	Engagement of designers, free-lance writers, and public relations firms

•	Postage, overnight delivery charges

•	FINRA registration fees [To include late U5 charge (if applicable)]

(FINRA advertising filing fees are included in Advertising Compliance Review section above)

•	Record retention

•	Travel, lodging, and meals

Fees are billed monthly.

1